UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-07099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Forrer Street,

Cincinnati, OH 45209

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (416) 593-6543

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Registration Rights Agreement

In connection with the Subordinated Debt described in Item 2.03, the Company and Icarus Investment Corp., an Ontario corporation (“Icarus”) entered into a registration rights agreement, dated August 14, 2008 (the “Registration Rights Agreement”), providing Icarus with piggyback registration rights in the event the Company registers its stock in a primary offering. The Registration Rights Agreement provides for customary cross indemnification. The Registration Rights Agreement entered into with Phillip DeZwirek on July 31, 2008, as reported by the Company on a Current Report on 8-K dated July 31, 2008 (the “July 8-K”), is no longer effective by its terms.

Security Agreement

The Subordinated Debt is secured by a general lien on the Company and its subsidiaries’ (other than foreign subsidiaries) assets pursuant to a Security Agreement entered into with the Company and such subsidiaries on August 14, 2008. The lien is subordinate and subject to Fifth Third Bank’s (the “Lender”) rights and interests in such assets pursuant to a Subordination Agreement entered into between Icarus and Lender. The Security Agreement entered into with Phillip DeZwirek on July 31, 2008, as reported on the July 8-K, is no longer effective by its terms.

The description of the Subdebt Note in Item 2.03 is hereby incorporated into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As the Company previously reported on the July 8-K, the Company issued a Subordinated Convertible Promissory Note (the “Note”) in the amount of Canadian $5,000,000 (the “Subordinated Debt”) to Phillip DeZwirek, the Chairman and CEO of the Company. On August 14, 2008, the Company refinanced the Note. The Company repaid all outstanding principal and unpaid interest under the Note and cancelled the Note. On August 14, 2008, the Company issued a new Subordinated Convertible Promissory Note (the “Subdebt Note”) in the amount of Canadian $5,000,000 (the “Subordinated Debt”) to Icarus Investment Corp., a Canadian company which is controlled by Phillip DeZwirek and Jason DeZwirek, the Secretary and a Director of the Company. The Canadian $5,000,000 proceeds received by the Company were used to repay the Note. The Subdebt Note provides for interest to accrue at the rate of 10% per annum in 2008, 11% per annum in 2009, and 12% per annum commencing January 1, 2010 until paid. Interest payments are payable semi-annually subject to the Subordination Agreement with the Lender. The holder of the Note may convert at any time the outstanding principal and accrued and unpaid interest under the Note into common stock of the Company at a per share price of $4.75, a price greater than the closing consolidated bid price immediately preceding the entering into of the Note. The Note’s maturity date is the earlier of July 31, 2010 or six (6) months after repayment of the Lender facility. The Note also matures in the event of a merger or reorganization of the Company that results in a change of control, upon the sale of 50% of the assets of the Company, or any sale of any division of the Company in excess of $5 million. To the extent that the Company completes an equity financing in excess of $10 million, 25% of the amounts in excess of the $10 million are required to be used to repay the Subordinated Debt, provided that the Company is not in default under the Company’s Credit Agreement with Lender.

Item 3.02.	Unregistered Sales of Equity Securities

Item 2.03 is incorporated herein by reference to this Item 3.02. As of the date of the issuance of the Subdebt Note, using the noon buying rate of the Federal Reserve Bank of New York as of August 14, 2008, the number of shares of common stock that could be issued under the Note as of August 14 is 991,085. The number of shares issued is subject to the amount of accrued and unpaid interest under the Subdebt Note and to the fluctuation of exchange rates. The Note was issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “ Securities Act”), provided by Section 4(2) of the Securities Act as a private offering. Such issuance did not involve a public offering, and was made without general solicitation or advertising.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: August 15, 2008	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President—Finance and Administration

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